        As filed with the Securities and Exchange Commission on October 16, 1997
                                                    Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                --------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                              GENEMEDICINE, INC.
            (Exact name of Registrant as specified in its charter)
                                --------------

          Delaware                                              76-0355802
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                             8301 New Trails Drive
                        The Woodlands, Texas 77381-4248
                                (281) 364-1150
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                                --------------


                            1993 STOCK OPTION PLAN
                1994 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                           (Full title of the plans)
                                --------------

                         Eric Tomlinson, D.Sc., Ph.D.
                     President and Chief Executive Officer
                              GeneMedicine, Inc.
                             8301 New Trails Drive
                        The Woodlands, Texas 77381-4248
                                (281) 364-1150
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                --------------

                                  Copies to:

                            Frederick T. Muto, Esq.
                              COOLEY GODWARD LLP
                       4365 Executive Drive, Suite 1100
                              San Diego, CA 92121
                                (619) 550-6000
                                --------------


                                     CALCULATION OF REGISTRATION FEE
=========================================================================================================
                                                      PROPOSED         PROPOSED
                                                      MAXIMUM           MAXIMUM
  TITLE OF EACH CLASS OF           AMOUNT TO       OFFERING PRICE      AGGREGATE            AMOUNT OF
SECURITIES TO BE REGISTERED      BE REGISTERED      PER SHARE(1)    OFFERING PRICE(1)    REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value      2,290,000          $5.5325        $12,669,379.77         $3,839.21
=========================================================================================================

      (1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457. The price per share and aggregate offering price are based upon (a) the actual exercise price for shares subject to outstanding stock options previously granted under the Registrant's 1993 Stock Option Plan and 1994 Non-Employee Directors' Stock Option Plan and (b) the average of the high and low sales prices of Registrant's Common Stock on October 10, 1997, as reported on the Nasdaq National Market, for shares issuable under the Company's 1993 Stock Option Plan and 1994 Non-Employee Directors' Stock Option Plan. The following chart shows the calculation of the registration fee.

---------------------------------------------------------------------------------------------------------
                                                                                             Aggregate
         Type of Shares            Number of Shares          Offering Price Per Share      Offering Price
---------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to         881,210                     $6.084 (a)            $5,361,281.64
outstanding options under the
1993 Stock Option Plan
---------------------------------------------------------------------------------------------------------
Common Stock issuable under the 1993    1,268,790                     $5.1875 (b)           $6,581,848.13
Stock Option Plan
---------------------------------------------------------------------------------------------------------
Common Stock issuable under the 1994      140,000                     $5.1875 (b)           $  726,250.00
Non-Employee Directors' Stock Option
Plan
---------------------------------------------------------------------------------------------------------

(a)  Weighted average exercise price.

(b) Average of the high and low sales prices of Registrant's Common Stock on October 10, 1997, as reported on the Nasdaq National Market.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The annual report on Form 10-K for the fiscal year ended December 31, 1996 filed by GeneMedicine, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"), is hereby incorporated by reference into this Registration Statement. All other reports filed by the Registrant since December 31, 1996 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are also incorporated by reference into this Registration Statement. A description of the Registrant's Common Stock, which is contained in the Form 8-A Registration Statement filed by the Registrant with the Commission on June 14, 1994, including any amendment or reports filed for the purpose of updating such description, is hereby incorporated by reference into this Registration Statement. All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its Directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     The Registrant's Amended and Restated Certificate of Incorporation and Bylaws, as amended, include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section

102(b)(7) of the General Corporation Law of Delaware (the "Delaware Law") and
(ii) require the Registrant to indemnify its Directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to
Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made a party by reason of their serving in such positions, so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as Directors and officers. These provisions do not eliminate the Directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each Director will continue to be subject to liability for breach of the Director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the Director derived an improper personal benefit and for unlawful payments of dividends or unlawful stock purchases or redemptions. These provisions also does not affect a Director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

     The Registrant has entered into indemnity agreements with each of its Directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a Director or an executive officer of the Registrant or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. The indemnification agreements further provide for advancing payments of expenses.

     At present, there is no pending litigation or proceeding involving a Director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or Director.

     The Registrant has an insurance policy covering the officers and Directors of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.    Description
-----------    -----------
     4.1       Registrant's Amended and Restated Certificate of Incorporation.
     4.2       Registrant's Bylaws, as amended.
     4.3(1)    Specimen Stock Certificate.
     5.1       Opinion of Cooley Godward LLP.
     99.1(2)   1993 Stock Option Plan, as amended.
     99.2(2)   1994 Non-Employee Directors' Stock Option Plan, as amended.
     23.1      Consent of Arthur Andersen LLP.
     23.2      Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
     24.1      Power of Attorney.  Reference is made to page 6.

----------------
     (1)  Filed as an exhibit to the Registration Statement on Form S-1
          (No. 33-77126), and incorporated herein by reference.
     (2) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1997, and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

1.   The undersigned Registrant hereby undertakes:

     (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (I) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (II) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (III) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on October 16, 1997.

                                       GENEMEDICINE, INC.


                                       By /s/ ERIC TOMLINSON
                                          ------------------
                                          Eric Tomlinson, D.Sc., Ph.D.
                                          President and Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric Tomlinson and Richard A. Waldron, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                             Title                     Date
     ---------                             -----                     ----

/s/ Eric Tomlinson                President, Chief Executive    October 16, 1997
----------------------------      Officer and Director
Eric Tomlinson, D.Sc., Ph.D.      (Principal Executive Officer)


/s/ Richard A. Waldron            Vice President and            October 16, 1997
----------------------------      Chief Financial Officer
Richard A. Waldron                (Principal Financial Officer)


/s/ John M. Dodson                Director of Finance           October 16, 1997
----------------------------      & Accounting
John M. Dodson                    (Principal Accounting Officer)

/s/ Stanley T. Crooke             Chairman of the Board         October 16, 1997
----------------------------
Stanley T. Crooke, M.D., Ph.D.


/s/ Edward L. Cahill              Director                      October 16, 1997
----------------------------
Edward L. Cahill


/s/ David F.J. Leathers           Director                      October 16, 1997
----------------------------
David F. J. Leathers

/s/ Arthur M. Pappas              Director                      October 16, 1997
----------------------------
Arthur M. Pappas

/s/ W. Leigh Thompson             Director                      October 16, 1997
----------------------------
W. Leigh Thompson, M.D., Ph.D.

                                 EXHIBIT INDEX

  Exhibit No.  Description
  -----------  -----------
     4.1       Registrant's Amended and Restated Certificate of Incorporation.
     4.2       Registrant's Bylaws, as amended.
     4.3(1)    Specimen Stock Certificate.
     5.1       Opinion of Cooley Godward LLP.
     99.1(2)   1993 Stock Option Plan, as amended.
     99.2(2)   1994 Non-Employee Directors' Stock Option Plan, as amended.
     23.1      Consent of Arthur Andersen LLP.
     23.2      Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
     24.1      Power of Attorney.  Reference is made to page 6.

-----------------
     (1)  Filed as an exhibit to the Registration Statement on Form S-1
          (No. 33-77126), and incorporated herein by reference.
     (2) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1997, and incorporated herein by reference.